Exhibit 10.37

SENIOR EXECUTIVE RELOCATION REPAYMENT AGREEMENT

This Relocation Repayment Agreement (“Agreement”) is executed on this ___ day of , 20___
by and between the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and __________________________, hereafter referred to as “Employee.”

1.A. Termination of Employment: Employee will be required to reimburse Freddie Mac for all relocation expenses paid by Freddie Mac in connection with the Employee’s relocation in the event employment terminates for a “Termination Event” within 2 years of receiving benefits under this program.

A “Termination Event” means:

•The senior officer voluntarily resigns employment.
•Freddie Mac terminates the senior officer’s employment due to the occurrence of any of the Forfeiture Events described in the Recapture and Forfeiture Agreement; or
•Other than Executive Officers, Freddie Mac terminates the senior officer’s employment, and the senior officer is not a Severance Eligible Senior Officer under the Senior Officer Severance Plan.

2.    Repayment Requirements: The entire gross amount paid by the company must be repaid to Freddie Mac by the employee within thirty calendar days following the termination date.

The employee agrees and authorizes Freddie Mac to withhold any unpaid repayment amount from any outstanding Deferred Salary and to pay any and all of Freddie Mac’s reasonable expenses, including attorney’s fees and other costs, incurred in its obtaining repayment and collection of any unpaid repayment amount.

3.    Employment at Will: Nothing in this agreement gives Employee any express or implied right to be employed by Freddie Mac for any particular length of time or in any particular capacity, or otherwise interferes in any way with the right of Freddie Mac to terminate or otherwise alter the terms and conditions of the employment of Employee at any time, with or without cause.

Any change to the preprinted language in this document must be made in a prominent manner and initialed by all parties in order to be binding on the parties.

EMPLOYEE NAME

Signature: Date:
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